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EXHIBIT 21.1

LIST OF SUBSIDIARIES

Airorlite Communications, Inc.	New Jersey
Avtec Systems, Inc.	Virginia
Charleston Marine Containers, Inc.	Delaware
CVG, Incorporated	Virginia
Dallastown Realty I, LLC	Delaware
Dallastown Realty II, LLC	Delaware
DEI Services Corporation	Florida
Digital Fusion, Inc.	Delaware
Digital Fusion Solutions, Inc.	Florida
Diversified Security Solutions, Inc.	New York
DTI Associates, Inc.	Virginia
EW Simulation Technology Ltd.	United Kingdom
General Microwave Corporation	New York
General Microwave Israel Corporation	Delaware
General Microwave Israel (1987) Ltd.	Israel
Gichner Holdings, Inc.	Delaware
Gichner Systems Group, Inc.	Delaware
Haverstick Consulting, Inc.	Indiana
Haverstick Government Solutions, Inc.	Ohio
Henry Bros. Electronics, Inc.	California
Henry Bros. Electronics, Inc.	Colorado
Henry Bros. Electronics, Inc.	Delaware
Henry Bros. Electronics, Inc.	New Jersey
Henry Bros. Electronics, Inc.	Virginia
Henry Bros. Electronics, L.L.C.	Arizona
Herley GMI Eyal Ltd.	Israel
Herley Industries, Inc.	Delaware
Herley-CTI, Inc.	Delaware
HGS Holdings, Inc.	Indiana
Integral Systems, Inc.	Maryland
IRIS Acquisition Sub LLC	Maryland
Kratos Defense Engineering Solutions, Inc.	Delaware
Kratos Integral Systems International, Inc.	California
Kratos Mid-Atlantic, Inc.	Delaware

Kratos Public Safety & Security Solutions, Inc.	Delaware
Kratos Southwest, L.P.	Texas
Kratos Technology & Training Solutions, Inc.	California
Kratos Texas, Inc.	Texas
Lumistar, Inc.	Maryland
LVDM, Inc.	Nevada
Madison Research Corporation	Alabama
Micro Systems, Inc.	Florida
MSI Acquisition Corp.	Delaware
National Safe of California, Inc.	California
Newpoint Technologies, Inc.	Delaware
Real Time Logic, Inc.	Colorado
Rocket Support Services, LLC	Indiana
SAT Corporation	California
SCT Acquisition, LLC	Delaware
SCT Real Estate, LLC	Delaware
SecureInfo Corporation	Virginia
Stapor Research, Inc.	Virginia
WFI NMC Corp.	Delaware

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES